Exhibit 99.1

News Release

Contact:

Joe Shiffler

Power Integrations, Inc.

(408) 414-8528

jshiffler@powerint.com

Power Integrations Announces Second-Quarter Financial Results

Net Revenues Were $43.2 Million; Non-GAAP Gross Margin Was 56.0 Percent

SAN JOSE, Calif. – August 1, 2007 – Power Integrations (OTC: POWI.PK) today announced financial results for the three months ended June 30, 2007, and issued its previously unreleased final results for the three months ended March 31, 2007. The company’s consolidated statements of operations and consolidated balance sheets for these periods, as well as certain supplemental information, are contained in the tables accompanying this press release.

The company’s net revenues for the three months ended June 30, 2007 were $43.2 million, an increase of 4 percent compared to $41.5 million in the year-ago quarter, and a decrease of 5 percent compared to $45.3 million in the first quarter of 2007. Net revenues for the second quarter of 2006 included a net benefit of $2.7 million from the settlement of prior-period ship-and-debit claims with two of the company’s distributors. Revenues from product sales, which do not include the impact of this benefit, increased 12 percent compared to the year-ago quarter.

Second-quarter gross margin under generally accepted accounting principles (GAAP) was 55.4 percent. Second-quarter operating expenses on a GAAP basis totaled $17.6 million, including $2.2 million in stock-based compensation expenses. Also included in operating expenses were $0.9 million in expenses related to the company’s ongoing efforts to complete its outstanding SEC filings, and $0.6 million in expenses related to patent litigation. Net income under GAAP was $6.8 million, or $0.22 per diluted share.

On a non-GAAP basis, which excludes expenses for stock-based compensation, second-quarter gross margin was 56.0 percent. Non-GAAP operating expenses, which also exclude stock-based compensation expenses, totaled $15.4 million. Non-GAAP net income was $9.2 million, or $0.30 per diluted share.

At June 30, 2007 the company had $149.7 million in cash and investments, an increase of $12.0 million during the quarter.

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Power Integrations Announces Second-Quarter Financial Results	Page 2

“As we announced in June, our second-quarter revenues were impacted by the adoption of a competitor’s products at a top cellphone OEM,” said Balu Balakrishnan, president and CEO of Power Integrations. “However, our business overall remains on track. Revenues came in slightly higher than our revised expectations for the quarter, gross margin was above the high end of the expected range, and cash and investments increased by $12 million during the quarter.

“We had a record quarter in terms of design wins, and the pipeline of ongoing design activity remains very promising,” added Balakrishnan. “In particular, adoption of our LinkSwitch products continues to accelerate, driven by energy-efficiency standards as well as the cost-effectiveness of LinkSwitch compared to linear power supplies. LinkSwitch revenues grew more than 30 percent sequentially in the second quarter and comprised 13 percent of revenues, up from 10 percent in the prior quarter.”

Revenue mix for the second quarter was 30 percent consumer, 26 percent communications, 20 percent computer, 17 percent industrial and 7 percent other. By product family, preliminary revenue mix for the first quarter was 53 percent TinySwitch®, 32 percent TOPSwitch®, 13 percent LinkSwitch and 2 percent DPA-Switch®.

Power Integrations received 13 U.S. patents and 6 foreign patents during the quarter and had a total of 184 U.S. patents and 89 foreign patents as of June 30.

Status of SEC Filings

Earlier today, the company filed its Forms 10-Q for the first three quarters of 2006. The company currently expects to file its remaining outstanding SEC filings and regain its Nasdaq listing in approximately two weeks.

Third-Quarter Outlook

The company expects its revenues for the third quarter of 2007 to be between $45 million and $47 million, and its GAAP gross margin to be between 53 percent and 55 percent, including an impact of approximately one margin point from stock-based compensation. Operating expenses are expected to total between $18.5 million and $20 million, including $3 million to $4 million in stock-based compensation expenses and approximately $1.3 million related to the company’s restatement and efforts to complete its outstanding SEC filings. Of this amount, approximately $1 million relates to charges the company expects to take in connection with addressing the tax implications to non-officer employees arising from certain past stock-option grants.

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Power Integrations Announces Second-Quarter Financial Results	Page 3

Conference call at 1:45 pm Pacific time

Power Integrations management will hold a conference call for members of the investment community today at 1:45 pm Pacific time. Members of the investment community may access the call by dialing 800-811-0667 from within the U.S. or 913-981-4901 from abroad. A replay of the call will be available for 48 hours by dialing 888-203-1112 (U.S.) or 719-457-0820 (non-U.S.) and entering access code 4083413. The call will also be available via a live and archived webcast on the “investor info” section of the company’s website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company’s breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company’s EcoSmart® energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.3 billion on their electricity bills since its introduction in 1998. For more information, visit the company’s website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company’s consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, “Share-based Payment,” which requires the recognition of expenses relating to share-based payments such as stock options. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. Stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future. Also, other companies, including other companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

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Power Integrations Announces Second-Quarter Financial Results	Page 4

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected third-quarter financial performance, promising pipeline and expectations regarding the timeline for filing its outstanding SEC filings are forward-looking statements, reflecting management’s current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company’s business, actual results could differ materially from those projected or implied by management’s forward-looking statements. These risks and uncertainties include, but are not limited to: changes and shifts in customer demand away from products that utilize the company’s integrated circuits to products that do not incorporate the company’s products; the company’s ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company’s ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company’s products and services; the company’s ability to compete in those markets based on timeliness, cost and market demand; fluctuations in currency exchange rates; and unexpected delays in filing the company’s SEC filings. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained in the company’s most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 7, 2006. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
NET REVENUES	$43,240	$45,317	$41,465	$88,557	$76,718

COST OF REVENUES	19,288	20,200	17,359	39,488	34,267

GROSS PROFIT	23,952	25,117	24,106	49,069	42,451

OPERATING EXPENSES:
Research and development	5,916	5,894	6,018	11,810	11,827
Sales and marketing	6,171	6,341	6,497	12,512	12,724
General and administrative	5,546	6,382	8,133	11,928	16,522

Total Operating Expenses	17,633	18,617	20,648	36,250	41,073

INCOME FROM OPERATIONS	6,319	6,500	3,458	12,819	1,378

OTHER INCOME, net	1,641	1,665	1,494	3,306	2,772
INSURANCE REIMBURSEMENT	723	—	—	723	—

INCOME BEFORE PROVISION FOR INCOME TAXES	8,683	8,165	4,952	16,848	4,150

PROVISION FOR INCOME TAXES	1,906	1,659	446	3,565	423

NET INCOME	$6,777	$6,506	$4,506	$13,283	$3,727

EARNINGS PER SHARE:
Basic	$0.24	$0.23	$0.15	$0.46	$0.13

Diluted	$0.22	$0.21	$0.15	$0.43	$0.12

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,674	28,660	29,356	28,667	29,468
Diluted	30,942	30,691	30,955	30,823	31,267

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$280	$332	$412	$612	$459
Research and development	642	919	1,119	1,561	2,317
Sales and marketing	851	1,013	1,473	1,864	2,963
General and administrative	730	771	1,120	1,501	2,260

Total Stock-Based Compensation Expense	$2,503	$3,035	$4,124	$5,538	$7,999

Operating expenses include the following:
Patent-litigation expenses	$559	$550	$823	$1,109	$3,686

Special investigation/restatement expenses	$941	$2,281	$4,020	$3,222	$5,957

POWER INTEGRATIONS, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS

(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$23,952	$25,117	$24,106	$49,069	$42,451
GAAP gross profit margin	55.4%	55.4%	58.1%	55.4%	55.3%

Stock-based compensation expense included in cost of revenues	280	332	412	612	459

Non-GAAP gross profit excluding stock-based compensation	24,232	25,449	24,518	49,681	42,910

Non-GAAP gross profit margin	56.0%	56.2%	59.1%	56.1%	55.9%

RECONCILIATION OF OPERATING MARGIN
GAAP income from operations	$6,319	$6,500	$3,458	$12,819	$1,378
GAAP operating margin	14.6%	14.3%	8.3%	14.5%	1.8%
Stock-based compensation expense included in cost of revenues and operating expenses:
Cost of revenues	280	332	412	612	459
Research and development	642	919	1,119	1,561	2,317
Sales and marketing	851	1,013	1,473	1,864	2,963
General and administrative	730	771	1,120	1,501	2,260

Total	2,503	3,035	4,124	5,538	7,999

Non-GAAP income from operations excluding stock-based compensation	8,822	9,535	7,582	18,357	9,377

Non-GAAP operating margin	20.4%	21.0%	18.3%	20.7%	12.2%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$6,777	$6,506	$4,506	$13,283	$3,727

Adjustments to GAAP net income
Total stock-based compensation	2,503	3,035	4,124	5,538	7,999
Tax effect of stock-based compensation	(94)	(436)	(825)	(531)	(1,420)

Non-GAAP income excluding stock-based compensation	$9,186	$9,105	$7,805	$18,290	$10,306

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,942	30,691	30,955	30,823	31,267

Non-GAAP income per share excluding stock-based compensation (diluted)	$0.30	$0.30	$0.25	$0.59	$0.33

Note on use of non-GAAP financial measures:

Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company’s consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$137,325	$130,811	$124,937
Restricted cash	1,300	1,300	1,300
Short-term investments	10,038	4,505	2,506
Accounts receivable	14,322	17,784	10,489
Inventories	24,669	26,142	28,280
Deferred tax assets	2,199	2,199	2,199
Prepaid expenses and other current assets	3,210	4,195	4,009

Total current assets	193,063	186,936	173,720

INVESTMENTS	1,000	1,000	3,999
NOTE RECEIVABLE	10,000	10,000	10,000
PROPERTY AND EQUIPMENT, net	54,911	54,398	53,475
INTANGIBLE ASSETS, net	5,508	5,702	5,895
DEFERRED TAX ASSETS	13,483	12,978	13,485
OTHER ASSETS	244	145	285

Total assets	$278,209	$271,159	$260,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,361	$10,513	$8,592
Accrued payroll and related expenses	5,335	5,722	8,668
Income taxes payable	2,404	1,574	14,509
Deferred income on sales to distributors	4,727	5,469	4,901
Accrued professional fees	3,387	3,495	3,294
Other accrued liabilities	180	135	129

Total current liabilities	23,394	26,908	40,093

LONG-TERM INCOME TAXES PAYABLE	14,237	12,912	—

Total liabilities	37,631	39,820	40,093

STOCKHOLDERS’ EQUITY:
Common stock	29	29	29
Additional paid-in capital	140,765	138,321	135,307
Cumulative translation adjustment	32	14	4
Retained earnings	99,752	92,975	85,426

Total stockholders’ equity	240,578	231,339	220,766

Total liabilities stockholders’ equity	$278,209	$271,159	$260,859